Exhibit 99.1

Diamondback Energy, Inc. Announces Early Results of Debt Tender Offers and Consent Solicitations

MIDLAND, Texas, March 17, 2021 (GLOBE NEWSWIRE) – Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback” or the “Company”) announced today the early results of Diamondback’s previously announced (i) cash tender offer (the “Diamondback Tender Offer”) to purchase any and all of Diamondback’s outstanding 5.375% Senior Notes due 2025 (the “2025 Notes”) pursuant to the Offer to Purchase for Cash and Consent Solicitation Statement, dated March 4, 2021 (the “Diamondback Offer to Purchase”) and (ii) cash tender offers (the “QEP Tender Offers” and, together with the Diamondback Tender Offer, the “Tender Offers”) to purchase any and all of QEP Resources, Inc.’s (“QEP”) outstanding 5.375% Senior Notes due 2022 (the “2022 Notes”), 5.250% Senior Notes due 2023 (the “2023 Notes”) and 5.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2022 Notes and the 2023 Notes, the “QEP Notes” and, together with the 2025 Notes, the “Notes”) from holders of each series of the Notes pursuant to the Offer to Purchase for Cash and Consent Solicitation Statement, dated March 4, 2021 (the “QEP Offer to Purchase” and, together with the Diamondback Offer to Purchase, the “Offers to Purchase”). In connection with the Tender Offers, Diamondback is also soliciting consents from holders of each series of the Notes (collectively, the “Consent Solicitations”) to effect certain amendments (the “Proposed Amendments”) to the indentures governing each series of the Notes (collectively, the “Indentures”).

According to information received from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offers and Consent Solicitations, as of 5:00 p.m., New York City time, on March 17, 2021 (the “Early Tender Date”), an aggregate of $367,790,000 principal amount of the 2025 Notes, representing approximately 45.97% of the outstanding 2025 Notes and an aggregate of $1,548,253,000 principal amount of the QEP Notes, representing approximately 96.65% of the outstanding QEP Notes (which consists of an aggregate of $439,890,000 principal amount of the 2022 Notes, representing approximately 94.59% of the outstanding 2022 Notes, an aggregate of $626,815,000 principal amount of the 2023 Notes, representing approximately 98.43% of the outstanding 2023 Notes and an aggregate of $481,548,000 principal amount of the 2026 Notes, representing approximately 96.31% of the outstanding 2026 Notes), had been validly tendered and not withdrawn pursuant to the Tender Offers and Consent Solicitations.

The Tender Offers and the Consent Solicitations were conditioned on the closing of the acquisition of QEP by the Company pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among QEP, Diamondback and Bohemia Merger Sub, Inc., dated as of December 20, 2020. The transactions contemplated by the Merger Agreement closed on March 17, 2021, as a result of which QEP is now a wholly owned subsidiary of Diamondback. Consummation of the Tender Offers and payment for the Notes validly tendered pursuant to the Tender Offers remain subject to the satisfaction or waiver of certain conditions as set forth in the Offers to Purchase, including, but not limited to, the satisfaction or waiver of the financing condition described therein.

Each of the Tender Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on March 31, 2021, unless extended (the “Expiration Date”). The deadline for holders to validly withdraw tenders of the Notes and revoke consents, which was on the Early Tender Date, has passed. Accordingly, tendered Notes and delivered consents may no longer be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law. Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date, provided that all conditions to the Tender Offers have been satisfied or waived by Diamondback, may be accepted for purchase on any date following the Early Tender Date but prior to the Expiration Date (the “Early Acceptance Date”). Diamondback expects that the Early Acceptance Date will be March 23, 2021 (such date is subject to change without notice). Notes accepted on the Early Acceptance Date may be settled on the business day Diamondback chooses promptly thereafter (the “Initial Settlement Date”). Diamondback expects that the Initial Settlement Date will be March 24, 2021 (such date is also subject to change without notice). The “Final Settlement Date” with respect to the Tender Offers is the date that Diamondback settles all Notes accepted for purchase pursuant to the Tender Offers and not previously settled on the Initial Settlement Date, if any, and Diamondback expects such date to be on or about April 2, 2021, the second succeeding business day after the Expiration Date. No tenders will be valid if submitted after the Expiration Date.

Because the principal amount of QEP Notes tendered prior to the Early Tender Date exceeded a majority of the outstanding QEP Notes, treated as one class, the requisite consents necessary to adopt the Proposed Amendments with respect to the QEP Notes as described in the QEP Offer to Purchase have been obtained, and Diamondback intends to cause QEP to execute a supplement to the Indentures with respect to the QEP Notes to effect the Proposed Amendments to such Indentures, although the Proposed Amendments therein will not become operative with respect to the QEP Notes until Diamondback purchases at least a majority in aggregate principal amount of the outstanding QEP Notes, treated as one class, pursuant to the QEP Tender Offer.

Goldman Sachs & Co. LLC, Morgan Stanley and Wells Fargo Securities have been retained as dealer managers and solicitation agents. D.F. King & Co., Inc. has been retained to serve as both the tender agent and the information agent. Persons with questions regarding the Tender Offers and the Consent Solicitations should contact Goldman Sachs & Co. LLC at (212) 902-5962 (collect) or (800) 828-3182 (U.S. toll-free), Morgan Stanley at (212) 761-1057 (collect) or (800) 624-1808 (U.S. toll-free) and Wells Fargo Securities at (704) 410-4756 (collect) or (866) 309-6316 (U.S. toll-free). Copies of the Offers to Purchase and other related materials may be obtained by contacting D.F. King & Co., Inc. at 1 (866) 796-1292 (US toll-free) or 1 (212) 269-5550 (collect) or email: diamondback@dfking.com.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the terms and conditions set forth in the applicable Offers to Purchase. None of Diamondback or its affiliates, its board of directors, QEP, the dealer managers, the tender agent and the information agent or the trustee for the Notes makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the Consent Solicitations, the Tender Offers, any future debt financing transactions, current adverse industry and macroeconomic conditions, commodity price volatility, production levels, the impact of the recent presidential and congressional elections on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets (including the recently completed Guidon acquisition and the Merger discussed in this news release and anticipated synergies), future dividends, production, drilling and capital expenditure plans, severe weather conditions (including the impact of the recent severe winter storms on production volumes), impact of impairment charges and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission ("SEC"), including its reports on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Investor Contact:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com

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